Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...



					A	B	C	Institutional

72. DD) Total income distributions
(5)High Yield Fund			2,668	95	404	345
(6)Municipal Income Fund		1,302	n/a	2	1
(2)U.S. Intermediate Bond Fund		1,126	39	131	n/a
72. EE) Total capital gains
distributions
(5)High Yield Fund			0	n/a	0	n/a
(6)Municipal Income Fund		n/a	n/a	n/a	n/a
(2)U.S. Intermediate Bond Fund		n/a	n/a	n/a	n/a
73. A)  Total income distribution
pershare
(5)High Yield Fund			0.3941	0.4070	0.3511	0.3820
(6)Municipal Income Fund		0.1787	n/a	0.1511	0.1946
(2)U.S. Intermediate Bond Fund		0.1782	0.1164	0.1124	n/a
73. B) Total capital gains distribution
pershare
(5)High Yield Fund			n/a	n/a	n/a	n/a
(6)Municipal Income Fund		n/a	n/a	n/a	n/a
(2)U.S. Intermediate Bond Fund		n/a	n/a	n/a	n/a
74.U) Shares outstanding
(5)High Yield Fund			5,439	213	706	893
(6)Municipal Income Fund		6,069	n/a	48	80
(2)U.S. Intermediate Bond Fund		6,258	304	1,170	n/a
74. V) Net asset value pershare
(5)High Yield Fund			$11.55	$11.49	$11.62	$9.57
(6)Municipal Income Fund		$12.17	$n/a	$12.16	$12.17
(2)U.S. Intermediate Bond Fund		$17.65	$17.56	$17.55	$n/a